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                                                                EXHIBIT 5.1


                        [COOLEY GODWARD LLP LETTERHEAD]



June 18, 1997



Laser Power Corporation
12777 High Bluff Drive
San Diego, CA 92130

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Laser Power Corporation (the "Company") of a Registration Statement on Form SB-2 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"), and the underwritten public offering of up to 172,500 shares of common stock, including 22,500 shares of common stock for which the Underwriters have been granted an over-allotment option (the "Shares"). The Shares are to be purchased by certain Underwriters and offered for sale to the public together with the shares registered pursuant to Registration Statement No. 333-24421, as amended by a Post-Effective Amendment No. 1, which was declared effective on June 18, 1997 (the "Initial Registration Statement"), pursuant to the terms of an Underwriting Agreement, the form of which has been filed as an exhibit to the Initial Registration Statement and is incorporated by reference as an exhibit to the Registration Statement (the "Underwriting Agreement").

In connection with this opinion, we have (i) examined and relief upon the Registration Statement and related Prospectus, the Company's Restated Certificate of Incorporation, as amended, and Restated and Amended Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and
(ii) assumed that the shares of the Common Stock will be sold by the Underwriters at a price established by the Pricing Committee of the Company's Board of Directors.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Initial Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP



By: /s/  D. BRADLEY PECK
    ---------------------------
    D. Bradley Peck